Exhibit (n)(4)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-178548 on Form N-2 of our report dated March 27, 2013 relating to the financial statements and financial highlights of HMS Income Fund, Inc., appearing in the Prospectus (as supplemented) which is part of such Registration Statement, and to the use of our name as it appears under the caption “Independent Registered Public Accounting Firm.”

/s/ GRANT THORNTON LLP

Houston, Texas

May 3, 2013